                                ESCROW AGREEMENT


         ESCROW AGREEMENT (this "Agreement") made as of this 29th day of May, 1998 by and among Investors Financial Services Corp., a corporation organized under the laws of Delaware (the "Parent"), Alan M. Trager and Carla E. Dearing (the "Company Shareholders"), being all the stockholders of record of AMT Capital Services, Inc. ("Capital Services") and AMT Capital Advisers, Inc. ("Capital Advisers"), both Delaware corporations (Capital Services and Capital Advisers sometimes referred to herein individually as a "Company" and collectively as the "Companies"), and The First National Bank of Chicago, as escrow agent (the "Escrow Agent").

         WHEREAS, the Parent and the Shareholders have entered into an Agreement and Plan of Merger dated as of May 12, 1998 (the "Merger Agreement") pursuant to which all of the outstanding capital stock of the Companies will be exchanged for 194,006 shares of Parent's common stock, par value $.01 per share (the "Parent Stock");

         WHEREAS, pursuant to Section 3.02 of the Merger Agreement, the Parent and the Company Shareholders have agreed that the Parent shall deliver 18,938 shares of Parent's Stock to the Escrow Agent on behalf of the Company Shareholders to be held in escrow pursuant to the Merger Agreement and this Agreement (such shares as are initially deposited with the Escrow Agent and continue to be held pursuant to this Agreement hereinafter being referred to as the "Escrowed Shares") as security for the indemnification obligations of the Company Shareholders pursuant to Section 11.02(a) of the Merger Agreement; and

         WHEREAS, pursuant to Sections 10.02 and 10.03 of the Merger Agreement, it is a condition to each party's obligations under the Merger Agreement that the other execute and deliver this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used in this Agreement and not defined herein shall have the meaning assigned thereto in the Merger Agreement.

         2. Appointment. The Parent and the Company Shareholders hereby appoint The First National Bank of Chicago to act as the Escrow Agent and The First National Bank of Chicago accepts such appointment.

         3. Escrow. Contemporaneously with the execution hereof, the Parent, on behalf of the Company Shareholders and as if such shares were delivered to the Company Shareholders and then delivered by the Company Shareholders to the Escrow Agent, has delivered to the Escrow Agent (and the Escrow Agent hereby acknowledges receipt of) the Escrowed Shares, which shall be held in escrow by the Escrow Agent, pursuant to the terms and conditions of this Agreement.

         4. Claims Against Escrowed Shares. At any time or times prior to the Escrow Termination Date (as defined in Section 5(b)), Parent may make claims against the Escrowed Shares as set forth in Section 11.04 of the Merger Agreement. Parent shall notify the Company Shareholders and the Escrow Agent of each such claim and deliver a Certificate in respect thereof. Thereafter, the relevant matter shall be resolved by Parent and the Company Shareholders in accordance with the procedures set forth in Article XI of the Merger Agreement.

         5. Release of Escrowed Shares. Except as otherwise expressly provided in this Agreement, the Escrowed Shares shall be released by the Escrow Agent only as follows:

                  (a) If Parent suffers any Loss or Losses which become an Agreed Claim under the Merger Agreement, Parent shall present evidence of such Agreed Claim to the Escrow Agent. Evidence of an Agreed Claim shall be (a) a copy of a Certificate accompanied by a certification signed by the Parent stating that the Parent delivered the Certificate to the Company Shareholders at least 30 days prior to the date of the certification and that the Parent has received no written objection to the Certificate from either Company Shareholder; (b) a memorandum of agreement executed by the Parent and the Company Shareholders; or (c) a copy of a final order of judicial determination from a court of competent jurisdiction, for which the time for appeal for any such final order has expired without any appeal being made. Upon receipt of such properly evidenced Agreed Claim, the Escrow Agent shall immediately release to the Parent a number of Escrowed Shares equal to the amount of the Agreed Claim divided by the Closing Market Value ($52.80625), rounded to the nearest whole number of Escrowed Shares.

                  (b) On the earlier to occur of (i) February 28, 1999 and (ii) the Escrow Agent's receipt of notice of the Parent's first public announcement of earnings following completion by the Parent's independent public accountants of the first full-year audit of the Parent's financial statements following the Closing Date (the "Escrow Termination Date"), the Escrow Agent shall immediately release to the Company Shareholders, in accordance with the ratio of ownership set forth in Schedule A hereto, all of the Escrowed Shares; provided, however, that the Escrow Agent shall not distribute, and shall continue to hold in escrow pursuant to this Agreement, a number of Escrowed Shares equal to (x) the aggregate amount of all claims for Losses for which the Escrow Agent has received a Certificate or Certificates which have not become an Agreed Claim and paid out pursuant to Section 5(a) above divided by (y) the Closing Market Value ($52.80625), rounded to the nearest whole number of Escrowed Shares. Such notice of Parent's first public announcement of earnings shall include such announcement of earnings and may be delivered by Parent or either Company Shareholder.

                  (c) After the Escrow Termination Date, each Company Shareholder may from time to time request in writing that the Parent notify the Escrow Agent of the amount, if any, by which the value of the Escrowed Shares then retained by the Escrow Agent (valued at the Closing Market Value) exceeds the aggregate of all claims for Losses subject to any unresolved Certificates (the "Excess Value"). Upon receipt of such a request, the Parent shall promptly notify the Escrow Agent and the Company Shareholders in writing of the Excess Value, if any, (a "Release Notice"). Upon receipt of a Release Notice, the Escrow Agent shall immediately deliver to the Company Shareholders a number of Escrowed Shares equal to the Excess Value divided by the Closing Market Value ($52.80625), rounded to the nearest whole number of Escrowed Shares. Upon delivery of the last Escrowed Share pursuant to this Section 5, this Escrow Agreement shall terminate.

         6. Dividends and Other Distributions. Except as otherwise set forth in this Section 6, all cash dividends, non-cash dividends and distributions declared by Parent with respect to the Parent Stock shall be payable to the Company Shareholders, in accordance with the ratio of ownership set forth in Schedule A hereto, as if no shares had been placed into escrow under this Agreement (subject to reduction to reflect the delivery of Escrowed Shares to Parent under this Agreement). All dividends in the form of Parent's Common Stock shall be distributed directly to the Escrow Agent, to be held by the Escrow Agent as additional Escrowed Shares hereunder.

         7. Additional Remedies. The distribution of any Escrowed Shares to the Parent provided for in Section 5 hereof shall be in addition to, and not in lieu of, any other remedy which may be available to the Parent pursuant to the Merger Agreement.

         8. Exercise of Rights by the Company Shareholders. For so long as the Escrowed Shares are held hereunder, and except as otherwise set forth herein, the Company Shareholders shall be entitled to exercise all voting and consensual powers and all other rights pertaining to the Escrowed Shares.

         9. Interest in Escrowed Shares. The Company Shareholders severally agree that they will not assign or transfer their interest in the Escrowed Shares (until released to them hereunder) and such interest shall be transferable only by operation of law, unless the Parent, in its sole discretion, consents in writing otherwise and the Company Shareholders and any transferee execute such documents as the Parent may request.

         10.      Matters Relating to the Escrow Agent.

                  (a) The duties and obligations of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement and no implied duties or obligations shall be read into this Agreement against the Escrow Agent, and under no circumstance shall the Escrow Agent be deemed to be a fiduciary with respect to any of the parties hereto. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (i) DAMAGES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES WHICH RESULT FROM THE ESCROW AGENT'S FAILURE TO EXERCISE REASONABLE CARE IN PERFORMING ITS DUTIES, OR (ii) SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES . Except as specifically provided herein, the Escrow Agent shall be under no obligation to refer to any other documents between or among the parties related in any way to this Escrow Agreement.

                  (b) The Escrow Agent shall not be liable to anyone by reason of any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for any thing which it may do or refrain from doing in connection herewith, unless caused by or arising out of its own negligence or bad faith.

                  (c) The Escrow Agent shall be entitled to rely and shall be protected in acting in reliance upon any writing furnished to it by any party hereto in accordance with the terms hereof, and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to it by any party and believed by the Escrow Agent to be genuine and to have been signed by the proper party.

                  (d) The Escrow Agent may consult with independent counsel, including counsel who are employees of the Escrow Agent, with respect to any question relating to its duties or responsibilities hereunder and shall not be liable for any action taken or omitted in good faith on advice of such counsel.

                  (e) In the event of any disagreement or dispute between or among the Company Shareholders, the Parent, the Companies or any of their Affiliates concerning the rights and obligations of the Escrow Agent, the Escrow Agent shall be entitled, at its option, to refuse to comply with the claims or demands of any party hereto until such disagreement or dispute is finally resolved by a court of competent jurisdiction (in proceedings which it or any other party may initiate) and the time for appeal of any such final order shall have expired without an appeal being made, and in so doing the Escrow Agent shall not be or become liable to any party.

                  (f) Each other party hereto, jointly and severally, agrees to indemnify and hold harmless the Escrow Agent against all legal fees, costs, liabilities and other expenses, including the Escrow Agent's fees (the "Escrow Expenses") incurred by the Escrow Agent in connection with or as a result of any disagreement between or among the Company Shareholders, the Parent, the Company, or any of their Affiliates or in connection with the performance or enforcement of this Agreement, and such indemnification shall survive the Escrow Agent's resignation or removal and the termination of this Agreement.

                  (g) The Escrow Agent and successor escrow agent, as the case may be, may resign its duties and be discharged from all other further duties and obligations hereunder at any time upon giving thirty (30) days' prior written notice to the Company Shareholders and the Parent. The Parent shall thereupon designate a successor escrow agent hereunder within said thirty-day period, which successor shall be a commercial bank with net assets in excess of $500 million and which is not an Affiliate of Parent, to whom the Escrow Agent shall deliver the Escrowed Shares. If the parties hereto are unable to agree upon a successor, or shall have failed to appoint a successor prior to the expiration of thirty (30) days following receipt of the notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto.

                  (h) The Escrow Agent shall have the right to perform any of its duties hereunder through agents, attorneys, custodians, or nominees.

                  (i) The Escrow Agent shall not be required by any provision of this Agreement to expend or risk its own funds in the performance of its duties if it shall have reasonable grounds for believing that repayment of such funds is not reasonably assured to it.

                  (j) Any banking association or corporation into which the Escrow Agent (or substantially all of its corporate trust business) may be merger, converted or with which the Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, succeed to all the Escrow Agent's rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         11. Tax Matters. Any tax returns required to be prepared and filed in connection with the Escrowed Shares will be prepared and filed by the Parent or the Company Shareholders, as appropriate. The Escrow Agent shall have no responsibility for the preparation and/or filing of any tax return with respect to any earnings in connection with the Escrowed Shares.

         12. Fees. The Parent, on the one hand, and the Company Shareholders, jointly and severally on the other hand, will each pay half of the Escrow Expenses of the Escrow Agent.

         13. Notices. Any notice or other communication required or permitted hereunder shall be in writing, and shall be given by registered mail (postage prepaid), personal delivery, telecopier (confirmed by mail as aforesaid) or courier service (such as Federal Express) addressed as follows:

                  If to the Parent:

                           John E. Henry
                           General Counsel
                           Investors Financial Services Corp.
                           200 Clarendon Street
                           PO Box 9130
                           Boston, MA 02117-9130
                           Telecopy: (617) 351-4282

                  With a copy to:

                           Steven C. Browne
                           Testa, Hurwitz & Thibeault, LLP
                           125 High Street
                           Boston, MA  02110
                           Telecopier:  (617) 248-7100

                  If to the Company Shareholders:

                           Alan M. Trager
                           173 Riverside Drive, Apt. 14D
                           New York, NY 10024

                           Carla M. Dearing
                           1133 Park Ave
                           New York, NY 10128

                  If to Escrow Agent:

                           The First National Bank of Chicago
                           One First National Plaza, Suite 0126
                           Chicago, IL  60670-0126
                           Attn:  Corporate Trust Administration
                           Telecopy:  312-407-8929


Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid. Such notices and communications shall be deemed effective (i) three business days after being sent, if sent by registered mail (postage prepaid) from one location in the United States to another location therein, (ii) seven business days after being sent if sent by international registered airmail (postage prepaid), or (iii) on the date delivered, if delivered personally, transmitted by telecopier or delivered by courier service such as Federal Express.

         14. Headings. Section headings are not to be considered part of this Agreement, are included solely for convenience of reference and are not intended to be full or accurate descriptions of the contents of Sections to which they relate.

         15. Governing Law. The validity, construction and interpretation of this Agreement shall be governed by the laws of The Commonwealth of Massachusetts applicable to contracts made and to be performed wholly within that commonwealth.

         16. Termination. This Agreement shall terminate automatically upon the distribution of all of the Escrowed Shares in accordance with the terms of this Agreement.

         17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         18. Amendments. This Agreement may only be amended by an instrument in writing signed by each of the parties hereto.




                        [SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                     INVESTORS FINANCIAL SERVICES CORP.


                                     By:/s/Kevin J. Sheehan
                                        -------------------
                                        Kevin J. Sheehan
                                        President and Chief Executive Officer


                                     SELLERS


                                     /s/Alan M. Trager
                                     -----------------
                                     Alan M. Trager



                                     /s/Carla E. Dearing
                                     -------------------
                                     Carla E. Dearing



                                     ESCROW AGENT


                                     The First National Bank of Chicago


                                     By:/s/Noreen T. Scaife
                                        -------------------
                                        Name:      Noreen T. Scaife
                                        Title:     Trust Officer

                                                                      SCHEDULE A


                               RATIO OF OWNERSHIP



                     Alan M. Trager              89.15%

                     Carla E. Dearing            10.85%
